INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-81613 on Form S-4 of Riviera Black Hawk, Inc. of our report dated February 19, 1999, (which report expresses an unqualified opinion and includes an explanatory paragraph referring to Riviera Black Hawk, Inc.'s status as a development stage company) appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP


Las Vegas Nevada
December 7, 1999